                                                                     EXHIBIT 3.2


                         AMENDED AND RESTATED BY-LAWS

                                      OF

                               WEB STREET, INC.

                   (Amended and Restated November 16, 1999)


                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

     Section 1.1.  Registered Office.  The registered office of Web Street, Inc.
     -----------   -----------------
(the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 1.2.  Other Offices.  The Corporation may also have offices at such
     -----------   -------------
other places both within and without the State of Delaware as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II
                                  ----------

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

     Section 2.1.  Place of Meeting.  All meetings of the stockholders for the
     -----------   ----------------
election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated by a Chairman of the Board, the President or Chief Executive Officer, or the Board of Directors in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2.  Time of Annual Meeting.  Annual meetings of stockholders
     -----------   ----------------------
shall be held at 10:00 A.M., Central time, on the second Tuesday in May, if not a legal holiday, or if a legal holiday, then on the next day that is not a Saturday, Sunday or legal holiday, or at such other time and date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect directors to hold office for the term provided in the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and conduct such other business as shall be considered.
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     Section 2.3.  Notice of Annual Meetings.  Except as otherwise required by
     -----------   -------------------------
law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stock holder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 2.4.  Stockholder Proposals and Nominations for Annual Meetings.
     -----------   ---------------------------------------------------------
Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by, or at the direction of, the Board of Directors or
(iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Article II, Section 2.4.

     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the foregoing paragraph,
(a) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation, (b) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the "DGCL"), (c) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this Article II, Section 2.4, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (the number of voting shares required to carry the proposal or elect the nominees being the "Required Number"), and must, in either case, have included in such materials the Solicitation Notice and (d) if no Solicitation Notice relating thereto has been timely provided pursuant to this Article II,
Section 2.4, the stockholder or beneficial owner proposing such business or nomination must not have solicited proxies for a number of shares equal to or greater than the Required Number. To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than forty-five (45) nor more than seventy-five (75) days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than thirty (30) days after, the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90/th/ day prior to such annual meeting or (ii) the 10/th/ day following the day on which public announcement of the date of such annual meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such

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person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and
(iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent being referred to as a "Solicitation Notice").

     Notwithstanding anything in the second sentence of the second paragraph of this Article II, Section 2.4 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least fifty-five (55) days prior to the Anniversary, a stockholder's notice required by these Amended and Restated By-laws (these "By-laws") shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10/th/ day following the day on which such public announcement is first made by the Corporation.

     Only persons nominated in accordance with the procedures set forth in this
Article II, Section 2.4 shall be eligible to serve as directors, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II, Section 2.4. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

     Notwithstanding the foregoing provisions of this Article II, Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Article II, Section 2.4. Nothing in this Article II, Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     For purposes of these By-laws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Business Wire or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     Section 2.5.  Special Meetings of Stockholders.  Special meetings of the
     -----------   --------------------------------
stockholders of the Corporation may be called and conducted only in the manner provided in the Certificate of Incorporation.

     Section 2.6.  Notice of Special Meetings.  Written notice of a special
     -----------   --------------------------
meeting of stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by the Secretary of the Corporation on behalf of a Chairman of the Board, the President or the Chief Executive Officer, or the Board of Directors, not fewer than ten
(10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 2.7.  Business at Special Meetings.  Only such business shall be
     -----------   ----------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting described in Section 2.6.

     Section 2.8.  Stockholder Nominations for Special Meetings.  Nominations of
     -----------   --------------------------------------------
persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Article II, Section 2.4. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by the second paragraph of Article II, Section 2.4 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the 90/th/ day prior to such special meeting or the 10/th/ day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     Notwithstanding the foregoing provisions of this Article II, Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Article II, Section 2.8.

     Section 2.9.  Written Consent.  Any action required or permitted to be
     -----------   ---------------
taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, only as permitted by, and in the manner provided in, the Certificate of Incorporation.

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     Section 2.10.  Fixing of Record Date.  In order that the Corporation may
     ------------   ---------------------
determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall be (i) not more than sixty (60) nor less than ten (10) days before the date of a meeting, and (ii) not more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

     Section 2.11.  Voting Lists. The officer who has charge of the stock ledger
     ------------   ------------
of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     Section 2.12.  Quorum and Adjournments. At any meeting of stockholders, the
     ------------   -----------------------
presence in person or by proxy of the holders of shares entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of stock of the Corporation entitled to vote on every matter that is to be voted on without regard to class at such meeting shall constitute a quorum for purposes of such vote, except as otherwise provided by the law of the State of Delaware or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the holders of a majority of the voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed by the directors for the adjourned meeting, a new notice shall be transmitted to the stockholders of record entitled to vote at the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2.13.  Vote Required.  At any meeting of stockholders duly called
     ------------   -------------
and held at which a quorum is present, (i) in all matters other than the election of directors, a majority of the votes which could be cast at such meeting upon a given question and (ii) in the case of the election of directors, a plurality of the votes which could be cast at such meeting upon such election, in

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each case by such holders who are present in person or by proxy, shall be necessary in addition to any vote or other action that may be expressly required by the provisions of the Certificate of Incorporation or the law of the State of Delaware, to decide such question or election, and shall decide such question or election if no such additional vote or other action is so required.

     Section 2.14.  Voting Rights.  Unless otherwise provided in the Certificate
     ------------   -------------
of Incorporation, each stockholder having voting power shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting, count the votes, decide the results and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

     Section 2.15.  Presiding Over Meetings.  A Chairman of the Board of
     ------------   -----------------------
Directors shall preside at all meetings of the stockholders (or if there is more than one Chairman present at the meeting, such Chairmen shall preside). In the absence or inability to act of a Chairman, the Vice Chairman (if one shall have been chosen by the Board of Directors), the Chief Executive Officer or the President (in that order) shall preside, and in their absence or inability to act, another person designated by one of them shall preside. The Secretary of the Corporation shall act as secretary of each meeting of the stockholders. In the event of his or her absence or inability to act, the officer presiding at the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

     Section 2.16.  Conducting Meetings.  Meetings of the stockholders shall be
     ------------   -------------------
conducted in a fair manner but need not be governed by any prescribed rules of order. The officer presiding at the meeting shall establish an agenda for the meeting. The presiding officer's rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time

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limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

     Section 3.1.  General Powers.  The business and affairs of the Corporation
     -----------   --------------
shall be under the direction of, and managed by, a board comprised of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by law, the Certificate of Incorporation or these By-laws to be done by the stockholders. Directors need not be residents of the State of Delaware or stockholders of the Corporation. The number of directors shall be determined only in the manner provided in the Certificate of Incorporation.

     Section 3.2.  Election.  Directors shall be elected by and serve only in
     -----------   --------
the manner provided in the Certificate of Incorporation.

     Section 3.3.  Removal.  Except as otherwise provided by law, directors may
     -----------   -------
be removed only in the manner provided in the Certificate of Incorporation.

     Section 3.4.  Vacancies.  Any vacancies occurring in the Board of Directors
     -----------   ---------
and newly created directorships shall be filled only in the manner provided in the Certificate of Incorporation.

     Section 3.5.  Place of Meetings.  The Board of Directors of the Corporation
     -----------   -----------------
may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 3.6.  Participation by Conference Telephone.  Unless otherwise
     -----------   -------------------------------------
restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     Section 3.7.  Regular Meetings.  Regular meetings of the Board of Directors
     -----------   ----------------
may be held, without notice, at such time and at such place as shall from time to time be determined by the Board of Directors.

     Section 3.8.  Special Meetings.  Special meetings of the Board of Directors
     -----------   ----------------
may be called by a Chairman of the Board, the Chief Executive Officer or the President of the Corporation on at least one day's notice to each director, either personally, or by courier, telephone, telefax, mail, telegram or e-mail. Special meetings shall be called by a Chairman, the Chief Executive Officer or the President in like manner and on like notice at the written request of three
(3) or more of the directors comprising the Board of Directors stating the purpose or purposes for which such meeting is requested. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting. The Chairman shall preside at all meetings of the Board of Directors (or if there is more than one Chairman present at the meeting, such Chairmen shall preside). In the absence or inability to act of a Chairman, then the Vice Chairman (if one shall have been chosen by the Board), the Chief Executive Officer or the President (in that order) shall preside, and in their absence or inability to act, another director designated by one of them shall preside.

     Section 3.9.  Quorum; No Action on Certain Matters.  At all meetings of the
     -----------   ------------------------------------
Board of Directors, a majority of the then duly elected directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.10. Resignations.  Any director of the Corporation may resign at
     ------------  ------------
any time by giving written notice to the Board of Directors, a Chairman, the Chief Executive Officer or the President. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.11.  Informal Action.  Unless otherwise restricted by the
     ------------   ---------------
Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 3.12.  Presumption of Assent.  A director of the Corporation who is
     ------------   ---------------------
present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 3.13.   Compensation of Directors.  In the discretion of the Board
     ------------    -------------------------
of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof, may be paid a stated salary or a fixed sum for attendance at each meeting of the Board of Directors or a committee thereof and may be awarded other compensation for their service as directors. No such payment or award shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV
                                  ----------

                            COMMITTEES OF DIRECTORS
                            -----------------------

     Section 4.1.    Appointment and Powers.  The Board of Directors may
     -----------     ----------------------
designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The resolution of the Board of Directors appointing the members of any such committee shall be adopted by a majority of the entire Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any of these By-laws.

     Section 4.2.  Removal.  Any member of any committee appointed by the Board
     -----------   -------
of Directors, or the entire membership of such committee, may be removed, with or without cause, by the vote of a majority of the Board of Directors.

     Section 4.3.  Committee Minutes.  Each committee shall keep regular minutes
     -----------   -----------------
of its meetings and shall file such minutes and all written consents executed by its members with the Secretary of the Corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of such committee.

                                   ARTICLE V
                                   ---------

                                    NOTICES
                                    -------

     Section 5.1.  Manner of Notice.  Whenever, under applicable law or the
     -----------   ----------------
Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, unless otherwise provided in the Certificate of Incorporation or these By-laws, such notice may be given in writing, by courier or mail, addressed to such director or stockholder, at such director's or stockholder's address as it appears on the records of the Corporation, with freight or postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall have been deposited with such courier or in the United States mail. Notice may be given orally if such notice is confirmed in writing in a manner provided therein. Notice to directors may also be given by telegram, mailgram, telex, telecopier or e-mail.

     Section 5.2.  Waiver.  Whenever any notice is required to be given under
     -----------   ------
applicable law or the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                  ARTICLE VI
                                  ----------

                                   OFFICERS
                                   --------

     Section 6.1.  Number and Qualifications.  The officers of the Corporation
     -----------   -------------------------
shall be chosen by the Board of Directors and shall be one or more Chairmen of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also choose a Vice Chairman for the Board, one or more

Assistant Secretaries and Assistant Treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Membership on the Board of Directors shall not be a prerequisite to the holding of any other office. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

     Section 6.2.  Election.  The Board of Directors at its first meeting after
     -----------   --------
each annual meeting of stockholders shall elect one or more Chairmen of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer, and may choose a Vice Chairman of the Board, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem desirable.

     Section 6.3.  Other Officers and Agents.  The Board of Directors may choose
     -----------   -------------------------
such other officers and agents as it shall deem necessary, which officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 6.4.  Salaries.  The salaries or other compensation of the officers
     -----------   --------
and agents of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer is also a director of the Corporation.

     Section 6.5.  Term of Office.  The officers of the Corporation shall hold
     -----------   --------------
office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the directors then in office at any meeting of the Board of Directors. If a vacancy shall exist in any office of the Corporation, the Board of Directors may elect any person to fill such vacancy, such person to hold office as provided in Article VI, Section 6.1.

     Section 6.6.  Chairman of the Board.  A Chairman of the Board shall preside
     -----------   ---------------------
at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect (or if there is more than one Chairman present at the meeting, then such Chairmen shall preside and shall see that orders and resolutions of the Board of Directors are carried into effect). Any Chairman of the Board shall perform such other duties as the Board of Directors may from time to time prescribe.

     Section 6.7.  The Chief Executive Officer.  The Chief Executive Officer
     -----------   ---------------------------
shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. In the absence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, the Board of Directors or these By-laws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation, and the Chief Executive Officer's decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation, subject only to the Board of Directors. The Chief Executive Officer shall perform such other duties as the Board of Directors may from time to time prescribe.

     Section 6.8.   The President.  Unless another party has been designated as
     -----------    -------------
Chief Operating Officer, the President shall be the Chief Operating Officer of the Corporation responsible for the day-to-day active management of the business of the Corporation, under the general supervision of the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, the Board of Directors or these By-laws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of the President and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

     Section 6.9.   The Chief Financial Officer.  The Chief Financial Officer
     -----------    ---------------------------
shall be the principal financial and accounting officer of the Corporation. The Chief Financial Officer shall: (a) have charge of, and be responsible for, the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of the Chief Financial Officer and such other duties as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of the Chief Financial Officer's duties in such sum and with such surety or sureties as the Board of Directors may determine.

     Section 6.10.  The Vice Presidents.  In the absence of the President or in
     ------------   -------------------
the event of the President's inability or refusal to act, the Vice Presidents (in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

     Section 6.11.  The Secretary.  The Secretary shall attend all meetings of
     ------------   -------------
the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors when required. The Secretary shall give, or cause to be given, or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary or an Assistant Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

     Section 6.12.  The Treasurer.  In the absence of the Chief Financial
     ------------   -------------
Officer or in the event of the Chief Financial Officer's inability or refusal to act, the Treasurer shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. The Treasurer shall perform such other duties and have such other powers as the Chief Executive Officer, the President, the Chief Financial Officer or the Board of Directors may from time to time prescribe.

     Section 6.13.  The Assistant Secretary.  The Assistant Secretary, or if
     ------------   -----------------------
there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

     Section 6.14.  The Assistant Treasurer.  The Assistant Treasurer, or if
     ------------   -----------------------
there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer, the President, the Chief Financial Officer or the Board of Directors may from time to time prescribe.

                                  ARTICLE VII
                                  -----------

               CERTIFICATES OF STOCK, TRANSFERS AND RECORD DATES
               -------------------------------------------------

     Section 7.1.   Form of Certificates.  Every holder of stock in the
     -----------    --------------------
Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by (a) a Chairman of the Board, the Vice-Chairman of the Board or the President of the Corporation, and (b) the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the Corporation, certifying the number of shares owned by such holder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth, on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Subject to the foregoing, certificates of stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe.

     Section 7.2.  Facsimile Signatures.  Where a certificate is countersigned
     -----------   --------------------
(i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     Section 7.3.  Lost Certificates.  The Board of Directors may direct a new
     -----------   -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the Corporation shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 7.4.  Transfers of Shares.  All transfers of shares of the stock
     -----------   -------------------
of the Corporation are subject to the terms, conditions and restrictions, if any, of the Certificate of Incorporation. Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunder authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent appointed as provided in Article VII, Section 7.5, and, if certificated shares, on surrender of the certificate or certificates for the shares properly endorsed and the payment of all taxes thereon. The person in whose names shares of stock are registered on the books of the Corporation shall be considered the owner thereof for all purposes as regards the Corporation; but whenever any transfer of shares is made for collateral security, and not absolutely, that fact, if known to the Secretary, shall be stated in the entry of transfer. The Board of Directors may, from time to time, make any additional rules and regulations as it may deem expedient, not inconsistent with these By laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

     Section 7.5.  Transfer Agents and Registrants  The Board of Directors may
     -----------   -------------------------------
appoint one or more transfer agents and one or more registrars for the stock of the Corporation.

     Section 7.6.  Registered Stockholders.  The Corporation shall be entitled
     -----------   -----------------------
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the law of the State of Delaware.


                                 ARTICLE VIII
                                 ------------

                             CONFLICT OF INTERESTS
                             ---------------------

     Section 8.1.  Contract or Relationship Not Void.  No contract or
     -----------   ---------------------------------
transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason, or solely because such director or officer is present at, or participates in, the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director's or officer's vote is counted for such purpose, if:

     (i) the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (ii the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

     Section 8.2.  Quorum.  Common or interested directors may be counted in
     -----------   ------
determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                  ARTICLE IX
                                  ----------

                              GENERAL PROVISIONS
                              ------------------

     Section 9.1.  Dividends.  Dividends upon the capital stock of the
     -----------   ---------
Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock or rights to acquire the same, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their ab solute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 9.2.  Checks.  All checks or demands for money and notes of the
     -----------   ------
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 9.3.  Fiscal Year.  The fiscal year of the Corporation shall be
     -----------   -----------
the twelve (12) months ending December 31 unless determined otherwise by resolution of the Board of Directors.

     Section 9.4.  Seal.  The corporate seal shall have inscribed thereon the
     -----------   ----
name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 9.5.  Stock in Other Corporations.  Shares of any other
     -----------   ---------------------------
corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of stockholders of such corporation by a Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the Corporation, or by any proxy appointed in writing by a Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the Corporation, or by any other person or persons thereunto authorized by the Board of Directors. Shares represented by certificates standing in the name of the

Corporation may be endorsed for sale or transfer in the name of the Corporation by a Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Corporation or by any other officer or officers thereunto authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Chief Financial Officer or of any other nominee designated for the purpose of the Board of Directors.


                                   ARTICLE X
                                   ---------

                                  AMENDMENTS
                                  ----------

     These By-laws may be altered, amended or repealed, and new by-laws may be adopted, only in the manner provided in the Certificate of Incorporation.